Exhibit 99.1

July 14, 2016 Study AP - LTX - 400 Subject Level Review © 2016 Acura Pharmaceuticals, Inc. All Rights Reserved

2 General Caution Regarding Forward Looking Statements Certain statements in this presentation constitute “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 . Such forwarding - looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward - looking statements . These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties . Given these uncertainties, you should not place undue reliance on these forward - looking statements . We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission . Unless required by law, we undertake no obligation to update or revise any forward - looking statements to reflect new information or future events or developments . Forward - looking statements may include, but are not limited to: • The expected results of clinical studies relating to our LTX - 04 formulation, the date by which such study results will be available and whether LTX - 04 will ultimately receive FDA approval; • whether LTX - 04 will retard release of the active ingredients as dose levels increase; • whether we will be able to reformulate LTX - 04 to provide increased blood level at a 1 or 2 tablet dose or improve its abuse deterrent effects ; • whether our Limitx™ technology can be expanded to extended - release products; • the ability to fund, or obtain funding, for our continuing operations; • the ability to enter into future partnerships or maintain our current partnerships; • the results and timing of our development efforts, whether the FDA will agree with or accept those results and completeness of our studies, whether FDA will approve the products for marketing, and whether our technologies will actually reduce abuse if marketed; and • exposure to infringement of patents, trademarks and other proprietary rights of third parties.

3 Study 400 – Subject Level Review • Outcomes of pH data review • Review of Study 400 Subject Level data • Identification of key patient populations • Conclusions • Next Steps for the LTX - 04 Development Program

4 Study 400 – Design 60 subjects enrolled 10 taking 6 tablets 10 taking 4 tablets 10 taking 8 tablets 9 Complete 8 Complete 8 Complete Cohort 2 10 taking 2 tablets 10 taking 1 tablet 10 taking 3 tablets 10 Complete 8 Complete 8 Complete Cohort 1

5 Study 400 – Objectives Objectives: • Demonstrate LIMITX technology can retard the release of the active ingredient as 3 or more doses are administered in humans • Demonstrate the LTX - 04 formulation achieves blood levels of drug with 1 and/or 2 tablets equivalent to DILAUDID Topline (Dosing Group) Results: • LTX - 04P Tmax and AUC 0 - inf was approximately the same as DILAUDID • At 1 and 2 tablets, LTX - 04P Cmax was approximately 50% of DILAUDID • LTX - 04P demonstrated an average 22% proportional reduction in maximum plasma concentration ( Cmax ) of active drug compared to non - LIMITX tablets when 3, 4, 6 and 8 tablets were ingested

6 Study 400 – Cmax Change by Subject • Since the Cmax of LTX - 04P as a group is 53% of DILAUDID, for comparison purposes each subject’s LTX - 04P was adjusted based on the 1 and 2 tablet group average. • To be conservative, each subject’s Cmax of LTX - 04P was multiplied by 2x to compute a percent change versus Dilaudid 2.1x 1.9x 1.7x * Dose adjusted by dividing the Cmax by the number of tablets

7 3, 4, 6 & 8 Tablet Completers Study 400 – % Change in Cmax by Tmax • 58% (19 of 33 subjects) had a reduction in Cmax • 74% (14 of the 19) had a Diluadid Tmax of 30 minutes or less

8 3, 4, 6 & 8 Tablet Completers Study 400 – % Change in Cmax by Tmax • Further analysis identifies a “Faster” absorber group ( Dilaudid Tmax of 30 minutes or less) and a “Slower absorber group • 17 subjects are in the Faster Group and 16 in the Slower Group FASTER Group SLOWER Group

9 Study 400 – The Faster Group are higher absorbers 3,4,6 & 8 Tablet Completers C max * (ng/mL) Group Faster mean (SD) Slower mean (SD) Dilaudid 1.97 (1.25) 1.07 (.63) 1.8x LTX - 04P x 2 1.21 (.44) 1.14 (.46) 1.1x N 17 16 Minimum 0.64 0.50 1.3x Median 1.53 0.98 1.6x Maximum 5.27 1.98 2.7x * Dose Adjusted Cmax = Cmax divided by number of tablets dosed SD = Standard Deviation • Cmax for the Faster Group is almost 2x higher than for the Slower Group • The Faster Group may be more a more vulnerable patient population since Tmax is faster and Cmax is higher

10 Study 400 – Distribution of Cmax Change

11 3,4,6 & 8 Tablet Completers Tmax of Dilaudid (hours) Group Faster mean (SD) Slower mean (SD) All mean SD Dilaudid 0.49 (.06) 1.03 (.37) 0.75 (.38) LTX - 04P 0.79 (.51) 0.77 (.73) 0.78 (.63) n 17 16 33 SD=Standard Deviation Study 400 – Tmax Extended for the Faster Group • Tmax for the Faster Group was extended • Tmax for Slower Group was within expectations

Study 400 – Subject Level Conclusions

- ✓ Lengthening of the Tmax for the Faster Absorber Group again confirms that the LIMITx concept works

- ✓ The LTX-04P showed its best effectiveness in the Faster Absorber Group exhibiting:
  - 82% of subjects had an estimated reduction in Cmax
  - 38% average estimated reduction in Cmax
  - 66% maximum reduction in estimated Cmax
  - 1.6x average increase in Tmax

- ✓ Results consistent with the suspected mechanism of LIMITx

- ✓ Faster absorbers also tend to have a higher Cmax, which may make this population particularly vulnerable to overdoses of hydromorphone acura pharmaceuticals, inc.

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13 • Reformulation of micro - particles for faster release continues • Meet with FDA under FAST TRACK • Expect to run the next clinical study in 4Q 2016 LTX - 04 Path Forward

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